                                                                   EXHIBIT 10.38

                           INDEMNIFICATION AGREEMENT
                           -------------------------


     This INDEMNIFICATION AGREEMENT is made and entered into on ___________________, 19___, by and between RUBY TUESDAY, INC., a Georgia corporation (the "Corporation"), and ________________________, an officer, member of the Board of Directors or other employee or agent of the Corporation ("Indemnitee").

     WHEREAS, Indemnitee is an Authorized Representative of the Corporation, as "Authorized Representative" is defined in Section 1 hereof; and

     WHEREAS, the Corporation desires that Indemnitee oppose and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Corporation notwithstanding that conditions in the insurance markets may make directors' and officers' or other liability insurance coverage unavailable or available only at premium levels which the Corporation may deem inappropriate to pay; and

     WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Corporation's indemnification obligation to Indemnitee and, in addition, set forth the indemnification agreements contained herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

     1.  Authorized Representative.  For the purposes of this Agreement, the
         -------------------------
term "Authorized Representative" shall mean a director or officer of the Corporation; a person serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; and any other person denominated by the Board of Directors of the Corporation as entitled to the benefit of the indemnification provisions of the Corporation's Bylaws or of an indemnification agreement similar to this Agreement.

     2.  Indemnification.
         ---------------

     (a) Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by its Articles of Incorporation and Bylaws and the Georgia Business Corporation Code, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in any settlement approved in advance by the Corporation, such approval not to be unreasonably withheld) (collectively, "Indemnifiable Expenses") actually and reasonably incurred or suffered by Indemnitee in connection with any present or future threatened,

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pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Indemnifiable Litigation"):

          (i) to which Indemnitee is or was a party or is threatened to be made a party by reason of any action or inaction in Indemnitee's capacity as an Authorized Representative, or

          (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as an Authorized Representative; provided, however, that no subsequent change in the Corporation's Articles of Incorporation or Bylaws or the Georgia Business Corporation Code shall have the effect of limiting or eliminating the indemnification available under this Agreement as to any act, omission or capacity for which the Agreement provides indemnification at the time of act, omission or capacity. If any change after the date of this Agreement in any applicable law, statute or rule expands the power of the Company to indemnify an Authorized Representative, such change shall be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. If any change in any applicable law, statute or rule narrows the right of the Company to indemnify an Authorized Representative, such change, to the extent otherwise required by law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder. Notwithstanding the foregoing, unless the Board of Directors consents, Indemnitee shall not be indemnified and held harmless in any Indemnifiable Litigation (a) initiated by Indemnitee or (b) pending on or before the date first above written.

     (b) In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     (c) The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee;

          (i) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

          (ii) for which the Indemnitee is entitled to indemnity and/or payment by reason of having given notice of any circumstance which might give rise to a claim under any

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     policy of insurance, the terms of which have expired prior to the effective date of this Agreement;

          (iii) for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

          (iv) based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

          (v) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law; or

          (vi) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

     3.   Interim Expenses.  The Corporation agrees to pay Indemnifiable
          ----------------
Expenses incurred by Indemnitee in connection with any Indemnifiable Litigation in advance of the final disposition thereof, provided that the Corporation has received an undertaking from or on behalf of Indemnitee, substantially in the form attached hereto as Annex I, to repay the amount so advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation under this Agreement or otherwise.

     4.   Procedure for Making Demand.
          ---------------------------

     (a) Payments of Indemnifiable Expenses and advances provided for in Sections 2 and 3 hereof shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee, and Indemnitee shall be deemed to have met the applicable standard of conduct required for indemnification unless a determination is made within said 45-day period by

          (i) the Corporation's Board of Directors by a majority vote of a quorum consisting of disinterested directors who are not parties to the Indemnification Litigation giving rise to the demand,

          (ii) if such a quorum of disinterested directors is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or

                                       3
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     (iii)  by the Corporation's stockholders, that Indemnitee has not met the relevant standard of conduct for indemnification set forth in Section 2 hereof. Indemnitee may contest the determination that Indemnitee has not met the relevant standard of indemnification by petitioning a court to make an independent determination with respect to the right of indemnification, in accordance with the terms of Section 5 hereof.

     (b) If a determination of entitlement to indemnification is to be made by independent counsel under Section 4 of this Agreement, the independent counsel shall be selected by the Board of Directors of the Corporation, and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the independent counsel so selected. The Corporation shall pay any and all reasonable fees and expenses of independent counsel incurred by such independent counsel in connection with acting pursuant to this Agreement. Upon the commencement of any contest challenging a determination that Indemnitee has not met the relative standard of indemnification under Section 4(a) above, the independent counsel so retained shall be discharged and relieved of any further responsibility in such capacity, subject to the applicable standards of professional conduct then prevailing.

     5.   Failure to Indemnify.
          --------------------

     (a) If a claim under this Agreement, or any statute, or under any provision of the Corporation's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Corporation within forty-five (45) days after a written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee also shall be entitled to be paid for the expense (including attorneys' fees) of bringing such action.

     (b) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 3 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that

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indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Corporation (including its Board of Directors, any committee of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

     6.   Successors.  This Agreement establishes contract rights which shall be
          ----------
binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

     7.   Contract Rights Not Exclusive.  The contract rights conferred by this
          -----------------------------
Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     8.   Indemnitee's Obligations.  The Indemnitee shall promptly advise the
          ------------------------
Corporation in writing of the institution of any investigation, claim, action, suit or proceeding which is or may be subject to this Agreement and keep the Corporation generally informed of, and consult with the Corporation with respect to, the status of any such investigation, claim, action, suit or proceeding. Notices to the Corporation shall be directed to Ruby Tuesday, Inc., 4721 Morrison Drive, P. O. Box 160266, Mobile, Alabama 36625, Attention: Secretary (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     9.   Severability.  Should any provisions of this Agreement, or any clause
          ------------
hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

     10.  Modification and Waiver.  No supplement, modification or amendment of
          -----------------------
this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     11.  Choice of Law.  The validity, interpretation, performance and
          -------------
enforcement of this Agreement shall be governed by the laws of the State of Georgia.

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     12.  Change in Position.  This Agreement shall continue in full force and
          ------------------
effect, and a new agreement between the parties hereto need not be executed and delivered,

     (a) if Indemnitee is an officer or member of the Board of Directors of the Corporation as of the date of this Agreement, as long as Indemnitee continues to serve as an officer or member of the Board of Directors of the Corporation, notwithstanding any change in the position(s) shown below as held by the Indemnitee with the Corporation; or

     (b) if Indemnitee is neither an officer or member of the Board of Directors of the Corporation, as long as Indemnitee continues to serve in the position shown below or, if more than one position is shown below, in at least one of the positions shown below.

     13.  Business Combination.
          --------------------

     (a) The Corporation agrees that if there is a Business Combination (as defined below) of the Corporation, then with respect to all matters thereafter arising concerning the rights of Indemnitee to Indemnifiable Expenses under this Agreement or any other agreement or Corporation Bylaw now or hereafter in effect relating to Indemnifiable Litigation, the Corporation shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     (b) When it appears that a particular person may be an interested Stockholder and that the provisions of this Section 13 must be applied or interpreted, then a majority of the total number of those directors of the Corporation who would qualify as Continuing Directors (assuming that such particular person is in fact an Interested Stockholder) shall have the power and the duty to interpret all of the terms and provisions of this Section 13, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Section 13, including without limitation:

          (i)    whether a person is an Interested Stockholder;

          (ii) the number of shares of Capital Stock or other securities beneficially owned by such person;

          (iii)  whether a person is an Affiliate or Associate of another; and

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

     (iv) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, in the aggregate a Fair Market Value equal to or in excess of 25% of the total assets of the Corporation as shown on the balance sheet of the Corporation contained in the most recent annual report to stockholders of the Corporation. Any such determination shall be made in good faith and shall be binding and conclusive on all parties.

     (c) Nothing contained in this Section 13 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (d) For the purposes of this Section 13, the following terms shall have the same meanings as are ascribed to them under Article X of the Corporation's Articles of Incorporation as in effect on the date of this Agreement:

          (1)  "Affiliate"
          (2)  "Associate"
          (3)  "Business Combination"
          (4)  "Capital Stock"
          (5)  "Continuing Director"
          (6)  "Interested Stockholder"


     14.  Establishment of Trust.
          ----------------------

     (a) In the event of a Potential Business Combination (as defined below), the Corporation shall, upon written request of Indemnitee create a trust for the benefit of Indemnitee, and from time to time upon written request of Indemnitee, shall fund such trust in an amount sufficient to satisfy any and all Indemnifiable Expenses actually and reasonably incurred or suffered by Indemnitee in connection with any Indemnifiable Litigation, and any and all Indemnifiable Expenses reasonably anticipated or proposed to be paid by Indemnitee at the time of each such request to be incurred in connection with investigating, preparing for and defending any Indemnifiable Litigation. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by Independent Counsel in any case in which the special, independent counsel referred to above is involved. The terms of the trust shall provide that upon a Business Combination

          (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee,

          (ii) the trustee shall advance, within two business days of a request by Indemnitee, any and all Indemnifiable Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which

                                       7
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     the Indemnitee would be required to reimburse the Corporation under the
     Undertaking Agreement attached hereto as Annex I),

          (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above,

          (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee may be entitled to indemnification pursuant to this Agreement or otherwise, and

          (v) all unexpended funds in such trust shall revert to the Corporation upon the final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement with respect to the Indemnifiable Expenses and Indemnifiable Litigation for which such unexpended funds were deposited.

          The trustee shall be chosen by the Indemnitee, and all reasonable expenses, fees and other disbursements of the trustee in connection with the establishment and administration of such trust shall be paid by the Corporation. Nothing in this Section 14 shall relieve the Corporation of any of its obligations under this Agreement.

     (b) For the purposes of this Section 14,

          (i) the following terms shall have the same meaning as ascribed to them under Article X of the Corporation's Articles of Incorporation as in effect on the date of this Agreement:

               (A)  "Beneficial Owner"
               (B)  "Continuing Director"
               (C)  "Voting Stock"
               (D)  "Business Combination"

          (ii) a "Potential Business Combination" shall be deemed to have occurred if:

               (A) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Business Combination;

               (B) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Business Combination;

               (C) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned,

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          directly or indirectly, by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding Voting Stock, increases his beneficial ownership of such stock by five percentage points (5%) or more over the percentage so owned by such person; or

               (D) The Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Agreement, a Potential Business Combination has occurred.

          (iii) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent
     (i) the Company or Indemnitee in any matter material to either party or
     (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     15.  Entire Agreement.  This Agreement constitutes the entire, full and
          ----------------
complete agreement between the Corporation and the Indemnitee concerning the subject matter hereof and shall supersede, and makes null and void, all prior related agreements between Morrison Restaurants Inc. (and any predecessor corporation) and the Indemnitee.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


INDEMNITEE:                             RUBY TUESDAY, INC.



By                            By
  --------------------------    --------------------------------

Name:                         Name:  S. E. Beall, III
     -----------------------

Position(s) Held With The                Title:  Chairman of the Board and
Corporation:                                     Chief Executive Officer

----------------------------

                                       9
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                                    ANNEX I
                                    -------
                             UNDERTAKING AGREEMENT
                             ---------------------


     This Agreement is made on ___________________, 19___, between RUBY TUESDAY, INC., a Georgia corporation (the "Corporation"), and ____________
____________________, an officer, member of the Board of Directors or other employee or agent of the Corporation ("Indemnitee"),

     WHEREAS, Indemnitee has become involved in investigations, claims, actions, suits or proceedings which have arisen as a result of Indemnitee's service to the Corporation; and

     WHEREAS, Indemnitee believes in good faith that he is entitled to indemnification from the Corporation; and

     WHEREAS, Indemnitee desires that the Corporation pay any and all expenses (including, but not limited to, attorneys' fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

     WHEREAS, the Corporation is willing to make such payments, but in accordance with Article XII, Section 12.3 of the Bylaws of the Corporation and
Section 14-2-853 of the Georgia Business Corporation Code, the Corporation may make such payments only if it receives an undertaking to repay from Indemnitee; and

     WHEREAS, Indemnitee is willing to give such an undertaking.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. Indemnitee hereby affirms that he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     2. In regard to any payments made by the Corporation to Indemnitee pursuant to the terms of the Indemnification Agreement dated _____________________, 19___, between the Corporation and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Corporation any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made; provided, however, that Indemnitee shall not be required to repay the amount as to which he is determined to be entitled to be indemnified by the Corporation under Article XII of the Bylaws of the Corporation and Section 14-2-853 of the Georgia Business Corporation Code or other applicable law.

     3. This Agreement shall not affect in any manner the rights which Indemnitee may have against the Corporation, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

INDEMNITEE                    RUBY TUESDAY, INC.


By                            By
  --------------------------    ----------------------------

Name:                         Name:  S. E. BEALL, III
      ----------------------
Position(s) Held With the                Title: Chairman of the Board and
Corporation:                                    Chief Executive Officer

-----------------------------

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